UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

Brigham Exploration Company
 (Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 9, 2010, our Board of Directors approved and adopted an amendment to our 1997 Incentive Plan to provide that the Board of Directors shall not, without the approval of our stockholders or as otherwise provided in the 1997 Incentive Plan, (i) amend or modify any outstanding award to reduce the exercise price of an option or stock appreciation right granted thereunder, or (ii) accept the surrender or cancellation of any options or any stock appreciation rights outstanding thereunder (to the extent not theretofore exercised) and grant new options or stock appreciation rights thereunder in substitution therefor (to the extent not theretofore exercised) at any exercise price that is less than the exercise price of the options or stock appreciation rights surrendered or cancelled.

A copy of the Amendment to the 1997 Incentive Plan is attached hereto as Exhibit 10.46 and is incorporated herein by reference. The description of the Amendment to the 1997 Incentive Plan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment to the 1997 Incentive Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2010, our Board of Directors approved the filing of a Certificate of Elimination of Series C Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. The Certificate of Elimination became effective on March 10, 2010.

The Certificate of Elimination of Series C Junior Participating Preferred Stock is attached hereto as Exhibit 3.6 and is incorporated herein by reference. The description of the Certificate of Elimination in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Certificate of Elimination.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit 3.6 Certificate of Elimination of Series C Junior Participating Preferred Stock
Exhibit 10.46 Amendment to the 1997 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: March 12, 2010

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.

Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

Exhibit 3.6	Certificate of Elimination of Series C Junior Participating Preferred Stock
Exhibit 10.46	Amendment to the 1997 Incentive Plan